                                                                EXHIBIT 8.2

                [WILSON, SONSINI, GOODRICH & ROSATI LETTERHEAD]



                                        June 4, 1996


StrataCom, Inc.
1400 Parkmoor Avenue
San Jose, California 95126


Ladies and Gentlemen:

        This opinion is delivered to you pursuant to Section 6.1(e) of the Agreement and Plan of Reorganization (the "Agreement") among Cisco Systems, Inc., a California corporation ("Cisco"), its wholly owned subsidiary, Jet Acquisition Corporation, Delaware corporation ("Sub"), and StrataCom, Inc., a Delaware corporation ("StrataCom"), dated April 21, 1996. Pursuant to the Agreement, Sub will merge with and into StrataCom (the "Merger"), and StrataCom will become a wholly owned subsidiary of Cisco.

        Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

        We have acted as legal counsel to StrataCom in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Date) and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

        1.  The Agreement;

        2. Representations made to us by Cisco and Sub in a letter reproduced as Exhibit A hereto;

        3. Representations made to us by StrataCom in a letter reproduced as Exhibit B hereto;

        4. Representations made by certain shareholders of StrataCom in "Affiliates Agreements."

        5.  The Registration Statement;

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

WILSON SONSINI GOODRICH & ROSATI

StrataCom, Inc.
June 4, 1996
Page 2


        6. An opinion of Brobeck, Phleger & Harrison substantially identical in form and substance to this opinion (the "BP&H Tax Opinion"); and

        7. Such other instruments and documents related to the formation, organization and operation of Cisco, StrataCom and Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate;

        In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

        1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof,

        2. The Merger will be consummated in accordance with the Agreement and will be effective under the laws of the State of Delaware;

        3. The shareholders of StrataCom do not, and will not on or before the Effective Date, have an existing plan or intent to dispose of an amount of Cisco Common Stock to be received in the Merger (or to dispose of StrataCom capital stock in anticipation of the Merger) such that the shareholders of StrataCom will not receive and retain a meaningful continuing equity ownership in Cisco that is sufficient to satisfy the continuity of interest requirement as specified in Treasury Regulation Section 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions;

        4. After the Merger, StrataCom will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder;

        5. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a part other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54,1973-1 C.B. 187;

        6. No StrataCom shareholder guaranteed any StrataCom indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, including as of the Effective Time, (i) no outstanding indebtedness of StrataCom, Cisco or Sub has or will represent equity for tax purposes; and (ii) no outstanding equity of StrataCom, Cisco or Sub has or will represent indebtedness for tax purposes, and

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


StrataCom, Inc.
June 4, 1996
Page 3



        7.  The BP&H Tax Opinion has been delivered and not withdrawn.

        Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a "reorganization" as defined in Section 368(a) of the Code.

        In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

        1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

        2. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any StrataCom shareholder who has provided or will provide services to StrataCom, Cisco or Sub will have compensation income under any provision of the Code; (ii) if the effects of such compensation income, including but not limited to the effect upon the basis and holding period of Cisco stock received by any such shareholder in the Merger, (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 305, 306, 357, 424 and 708, or the regulations promulgated thereunder; (iv) other than that the Merger will be a reorganization within the meaning of the Code Section 368 and the consequences that follow directly and solely from such characterization, the corporate level tax consequences of the Merger to Cisco, Sub or StrataCom, including without limitation the survival and/or availability, after the Merger of any of the federal income tax attributes or elections of StrataCom, after application of any of provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the basis of any equity interest in StrataCom acquired by Cisco in the Merger; (vi) the tax consequences of any transaction in which StrataCom stock or a right to acquire StrataCom stock was received; (vii) the tax consequences of the Merger to holders of options or warrants for StrataCom; or (viii) the tax consequences that may be relevant to particular classes of StrataCom stockholders

                [WILSON, SONSINI, GOODRICH & ROSATI LETTERHEAD]

StrataCom, Inc.
June 4, 1996
Page 4



such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

        3. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        4. This opinion has been delivered to you for the purpose of satisfying the conditions set forth in Section 6.1(e) of the Agreement and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement.

                                Very truly yours,

                                /s/ Wilson, Sonsini, Goodrich & Rosati
                                --------------------------------------
                                Wilson, Sonsini, Goodrich & Rosati

Enclosures

                                    Exhibit A




                                  May 28, 1996





Brobeck, Phleger & Harrison LLP             Wilson Sonsini Goodrich & Rosati
Two Embarcadero Place                       650 Page Mill Road
2200 Geng Road                              Palo Alto, CA  94303-1050
Palo Alto, California  94306


             Re: Merger pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated April 21, 1996, among Jet Acquisition Corporation, a Delaware corporation ("Sub"), Cisco Systems, Inc., a California corporation ("Cisco"), and StrataCom, Inc., a Delaware corporation ("StrataCom")

Gentlemen:

              This letter is supplied to you in connection with your rendering of opinions pursuant to Section 6.1(e) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.     Representations

              After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true through the Effective Date of the Merger:

              1. Pursuant to the Merger, Sub will merge with and into StrataCom, and StrataCom will acquire all of the assets and liabilities of Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by StrataCom immediately prior to the Merger will continue to be held by StrataCom

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Wilson Sonsini Goodrich & Rosati                                          Page 2



immediately after the Merger. For the purpose of determining the percentage of StrataCom's net and gross assets held by it immediately following the Merger, the following assets will be treated as property held by StrataCom immediately prior to but not subsequent to the Merger: (i) assets disposed of by StrataCom prior to or subsequent to the Merger and in contemplation thereof (including without limitation, any asset disposed of by StrataCom, other than the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Date of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Cisco regarding the Merger (the "Pre-Merger Period")), (ii) assets used by StrataCom to pay other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of StrataCom capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

              2. StrataCom has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than
(i) in the ordinary course of business and (ii) payments for expenses incurred in connection with the Merger;

              3. StrataCom is participating in the Merger for good and valid business reasons and not for tax purposes;

              4. At the time of the Merger, except as specified in, or disclosed in the Agreement or in a schedule or exhibit to, the Agreement, StrataCom will have no outstanding warrants, options or convertible securities nor any other type of right outstanding pursuant to which any person could acquire shares of StrataCom capital stock or any other equity interest in StrataCom;

              5. In the Merger, shares of StrataCom capital stock representing "Control" of StrataCom will be exchanged solely for voting stock of Cisco; at the time of the Merger, there will exist no rights to acquire StrataCom capital stock or to vote (or restrict or otherwise control the vote of) StrataCom capital stock which, if exercised, could affect Cisco's acquisition and retention of Control of StrataCom. For purposes of this paragraph, shares of StrataCom capital stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to StrataCom stockholders in lieu of fractional shares of Cisco Common Stock) will be treated as StrataCom capital stock outstanding on the date of the Merger but not exchanged for voting stock of Cisco. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or

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Wilson Sonsini Goodrich & Rosati                                          Page 3



otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

              6. StrataCom has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in Cisco losing Control of StrataCom;

              7. The liabilities of StrataCom have been incurred by StrataCom in the ordinary course of its business;

              8. The fair market value of StrataCom's assets will, on the Effective Date, exceed the aggregate liabilities of StrataCom;

              9. Other than shares of StrataCom capital stock or options to acquire StrataCom capital stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of StrataCom in the ordinary course of business, no issuances of StrataCom capital stock or rights to acquire StrataCom capital stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants or agreements, outstanding prior to the Pre-Merger Period or as otherwise specifically identified in the Agreement;

              10. Case or other property paid to employees of StrataCom during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period;

              11. StrataCom is not and will not be on the Effective Date an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

              12. StrataCom is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

              13. StrataCom has on knowledge of any plan or intention on the part of StrataCom's stockholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Cisco Common Stock to be issued to such stockholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of StrataCom capital stock. For purposes of this paragraph, shares of StrataCom

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Wilson Sonsini Goodrich & Rosati                                          Page 4



capital stock (or the portion thereof) (i) with respect to which a StrataCom stockholder receives consideration in the Merger other than Cisco Common Stock (including, without limitation, cash received in lieu of fractional shares of Cisco Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger shall be considered shares of outstanding StrataCom capital stock exchanged for Cisco Common Stock in the Merger and then disposed of pursuant to a Plan;

              14. The payment of cash in lieu of fractional shares of Cisco is solely for the purpose of avoiding the expense and inconvenience to Cisco of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to StrataCom stockholders in lieu of fractional shares of Cisco Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to StrataCom stockholders in exchange for their shares of StrataCom capital stock. The fractional share interests of each StrataCom stockholder will be aggregated, and on StrataCom stockholder will receive cash to any amount greater than the value of one full share of Cisco Common Stock;

              15. Except with respect to payments of cash to StrataCom stockholders in lieu of fractional shares of Cisco Common Stock, one hundred percent (100%) of the StrataCom capital stock outstanding immediately prior to the Merger will be exchanged solely for Cisco Common Stock. Thus, except as set forth in the preceding sentence, StrataCom intends that no consideration be paid or received (directly or indirectly, actually or constructively) for StrataCom capital stock other than Cisco Common Stock;

              16. At the Effective Date of the Merger, the fair market value of the Cisco Common Stock received by each StrataCom stockholder will be approximately equal to the fair market value of the StrataCom capital stock surrendered in exchange therefor, and the aggregate consideration received by StrataCom stockholders in exchange for their StrataCom capital stock will be approximately equal to the fair market value of all of the outstanding shares of StrataCom capital stock immediately prior to the Merger;

              17. No shares of Sub have been or will be used as consideration or issued to stockholders of StrataCom pursuant to the Merger;

              18. Except as otherwise specifically provided in the Agreement, Sub, Cisco, StrataCom and stockholders of StrataCom will each pay separately its or their own expenses in connection with the Merger;

              19. There is no intercorporate indebtedness existing between Cisco and StrataCom or between Sub and StrataCom that was issued, acquired or will be settled at a

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Wilson Sonsini Goodrich & Rosati                                          Page 5



discount as a result of the Merger, and Cisco will assume no liabilities of StrataCom or any StrataCom stockholder in connection with the Merger;

              20. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

              21. None of the compensation received by any stockholder-employees of StrataCom will be separate consideration for, or allocable to, any of their shares of StrataCom capital stock; none of the shares of Cisco Common Stock received by any stockholder-employees of StrataCom will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employees of StrataCom will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

              22. No direct or indirect subsidiary of StrataCom owns any shares of StrataCom capital stock;

              23. No "poison pill" or similar rights will be associated with shares of StrataCom capital stock on or prior to the date of the Merger;

              24. With respect to each instance, if any, in which shares of StrataCom capital stock have been purchased by a stockholder of Cisco (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"); (i) to the best knowledge of StrataCom, (A) the Stock Purchase was made by such Stockholder on its own behalf and with its own funds, rather than as a representative, or for the benefit, of Cisco (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller and (C) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

              25. Each of the representations made by StrataCom in the Agreement and any other documents associated therewith is true and accurate; and

              26. StrataCom is authorized to make all of the representations set forth herein.

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Wilson Sonsini Goodrich & Rosati                                          Page 6



B.     RELIANCE BY YOU IN RENDERING OPINIONS;
       LIMITATIONS ON YOUR OPINIONS

              1. The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

              2. Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of StrataCom pursuant to Cisco's exercise of control over StrataCom after the Merger.

              3. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                  Very truly yours,

                                  STRATACOM, INC., a Delaware corporation



                                  By: s/s Dave Vellequette
                                      -----------------------------------
                                  Title: Controller
                                         --------------------------------

                                    Exhibit A


                                  June 6, 1996

Brobeck, Phleger & Harrison LLP                Wilson Sonsini Goodrich & Rosati
Two Embarcadero Place                          650 Page Mill Road
2200 Geng Road                                 Palo Alto, CA 94303-1050
Palo Alto, California 94306


                  Re: Merger pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated April 21, 1996, among Jet Acquisition Corporation, a Delaware corporation ("Sub"), Cisco Systems, Inc., a California corporation ("Cisco"), and StrataCom, Inc., a Delaware corporation ("StrataCom")

Gentlemen:

                  This letter is supplied to you in connection with your rendering of opinions pursuant to Section 6.1(e) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.       REPRESENTATIONS

         After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Date of the Merger:

                  1. Pursuant to the Merger, Sub will merge with and into StrataCom, and StrataCom will acquire all of the assets and liabilities of Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by StrataCom immediately prior

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Wilson Sonsini Goodrich & Rosati                                          Page 2

to the Merger will continue to be held by StrataCom immediately after the Merger. For the purpose of determining the percentage of StrataCom's net and gross assets held by it immediately following the Merger, the following assets will be treated as property held by StrataCom immediately prior but not subsequent to the Merger: (i) assets disposed of by StrataCom prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by StrataCom, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Date and beginning with the commencement of negotiations (whether formal or informal) with Cisco regarding the Merger (the "Pre-Merger Period")),
(ii) assets used by StrataCom to pay other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distribution, redemption or other payments in respect of StrataCom capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

                  2. Cisco is participating in the Merger for good and valid business reasons and not for tax purposes;

                  3. Prior to the Merger, Cisco will be in "Control" of Sub. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

                  4. In the Merger, all shares of StrataCom capital stock will be exchanged solely for voting stock of Cisco, except to the extent of cash paid in lieu of fractional shares in accordance with the terms of the Merger Agreement;

                  5. Cisco has no plan or intention to cause StrataCom to issue addi- tional shares of stock after the Merger that would result in Cisco losing Control of StrataCom;

                  6. Cisco has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

                  7. Except for transfers described in both Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulation Section 1.368-2(j)(4), Cisco has no current plan or intention to (i) liquidate StrataCom;
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Wilson Sonsini Goodrich & Rosati                                          Page 3

(ii) merge StrataCom with or into another corporation including Cisco or its affiliates; (iii) sell, distribute or otherwise dispose of the capital stock of StrataCom; or (iv) cause StrataCom to sell or otherwise dispose of any of its assets (or any assets acquired from Sub) except for dispositions made in the ordinary course of business or payment of expenses incurred by StrataCom pursuant to the Merger (including payments made with respect to fractional shares); provided, however, that nothing herein shall be understood to impose any limitation on the right of Cisco to transfer assets or engage in any other transaction which Cisco may determine to be necessary, appropriate or desirable in the exercise of its business judgment after the Merger in response to the circumstances then existing (as opposed to a plan or intention arising prior to the Merger); and provided further that nothing herein shall be understood to impose any limitation on Cisco to merge StrataCom into itself pursuant to a ruling received from the Internal Revenue Service that the Merger and such subsequent merger will, if considered part of an integrated transaction, constitute a reorganization described in Section 368(a)(1)(A) of the Code;

                  8. In the Merger, Sub will have no liabilities assumed by StrataCom and will not transfer to StrataCom any assets subject to liabilities;

                  9. Cisco intends that, following the Merger, the historic business of StrataCom will be continued;

                  10. Neither Cisco nor any current or former subsidiary of Cisco owns, or has owned during the past five (5) years, directly or indirectly, any shares of StrataCom capital stock, or the right to acquire or vote any such shares (except such rights as are granted in the Agreement);

                  11. Cisco is not an investment company within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code;

                  12. No shareholder of StrataCom is acting as agent for Cisco in connection with the Merger or approval thereof, and Cisco will not reimburse any StrataCom shareholder for StrataCom capital stock such shareholder may have purchased or for other obligations such shareholder may have incurred;

                  13. Neither Cisco nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

                  14. Cisco has no knowledge of any plan or intention on the part of StrataCom's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of

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Wilson Sonsini Goodrich & Rosati                                          Page 4

ownership or a direct or indirect disposition (a "Sale") of shares of Cisco Common Stock to be issued to such shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of StrataCom capital stock. For purposes of this paragraph, shares of StrataCom capital stock (or the portion thereof) (i) with respect to which a StrataCom shareholder receives consideration in the Merger other than Cisco Common Stock (including, without limitation, cash received in lieu of fractional shares of Cisco Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger shall be considered shares of outstanding StrataCom capital stock exchanged for Cisco Common Stock in the Merger and then disposed of pursuant to a Plan;

                  15. The payment of cash in lieu of fractional shares of Cisco is solely for the purpose of avoiding the expense and inconvenience to Cisco of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to StrataCom shareholders in lieu of fractional shares of Cisco Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to StrataCom shareholders in exchange for their shares of StrataCom capital stock. The fractional share interests of each Strata-Com shareholder will be aggregated and no StrataCom shareholder will receive cash in an amount greater than the value of one full share of Cisco Common Stock;

                  16. Except with respect to payments of cash to StrataCom shareholders in lieu of fractional shares of Cisco Common Stock, one hundred percent (100%) of the StrataCom capital stock outstanding immediately prior to the Merger will be exchanged solely for Cisco Common Stock. Thus, except as set forth in the preceding sentence, Sub and Cisco intend that no consideration be paid or received (directly or indirectly, actually or constructively) for StrataCom capital stock other than Cisco Common Stock;

                  17. At the Effective Time of the Merger, the fair market value of the Cisco Common Stock received by each StrataCom shareholder will be approximately equal to the fair market value of the StrataCom capital stock surrendered in exchange therefor, and the aggregate consideration received by StrataCom shareholders in exchange for their StrataCom capital stock will be approximately equal to the fair market value of all of the outstanding shares of StrataCom capital stock immediately prior to the Merger;

                  18. No shares of Sub have been or will be used as consideration or issued to shareholders of StrataCom pursuant to the Merger;

Brobeck, Phleger & Harrison LLP                                     June 6, 1996
Wilson Sonsini Goodrich & Rosati                                          Page 5

                  19. Except as otherwise specifically provided in the Agreement, Sub, Cisco, StrataCom and the shareholders of StrataCom will each pay separately its or their own expenses in connection with the Merger;

                  20. There is no intercorporate indebtedness existing between Cisco and StrataCom or between Sub and StrataCom that was issued, acquired or will be settled at a discount as a result of the Merger, and Cisco will assume no liabilities of StrataCom or any StrataCom shareholder in connection with the Merger;

                  21. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

                  22. None of the compensation received by any shareholder-employees of StrataCom will be separate consideration for, or allocable to, any of their shares of StrataCom capital stock; none of the shares of Cisco Common Stock received by any shareholder-employees of StrataCom will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of StrataCom will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

                  23. No "poison pill" or similar rights will be associated with the Cisco Common Stock on or prior to the date of the Merger;

                  24. With respect to each instance, if any, in which shares of StrataCom capital stock have been purchased by a shareholder of Cisco (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was made by such Shareholder on its own behalf and with its own funds and not as a representative, or for the benefit, of Cisco; (ii) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's-length negotiations, was funded by such Shareholder's own assets, and was not advanced, and will not be reimbursed, either directly or indirectly, by Cisco; (iii) at no time was such Shareholder or any other party required or obligated to surrender to Cisco the StrataCom capital stock acquired in the Stock Purchase, and neither such Shareholder nor any other party will be required to surrender to Cisco the Cisco Common Stock for which such shares of StrataCom capital stock will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger and was entered into solely to satisfy the separate interests of such Shareholder and the seller;

                  25. Each of the representations made by Cisco and Sub in the Agreement and any other documents associated therewith is true and accurate;
and
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Wilson Sonsini Goodrich & Rosati                                          Page 6

                  26. Cisco and Sub are authorized to make all of the representations set forth herein.

B.       RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR
         OPINIONS

                  1. The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

                  2. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                        Very truly yours,

                                        CISCO SYSTEMS, INC., a California
                                        corporation

                                        By s/s Larry R. Carter
                                          -------------------------------
                                        Title  CFO and Secretary
                                             ----------------------------


                                        JET ACQUISITION CORPORATION,
                                        a Delaware corporation

                                        By s/s Larry R. Carter
                                          -------------------------------
                                        Title  CFO and Secretary
                                             ----------------------------